MEMORANDUM OF AGREEMENT

THIS AGREEMENT, made in duplicate, is effective the 26th day of August, 2002.

BETWEEN:

                        COSMOPOLITAN LEARNING CENTRE INC.
                       (Hereinafter referred to as C.L.C.)

                                                               OF THE FIRST PART
AND:
                             ABLE BUSING CORPORATION
                        (Hereinafter referred to as ABC)

                                                              OF THE SECOND PART

WHEREAS C.L.C. requires the use of motor vehicles for the daily transportation of individuals within the City of Regina in the Province of Saskatchewan to and from places designated in Schedule "A" attached to this Agreement and forming part thereof.

AND WHEREAS ABC possesses or has in its employ motor vehicles, vans and/or buses, personnel and expertise necessary for the transportation of individuals within the city limits of the City of Regina in the Province of Saskatchewan and has agreed to provide same to C.L.C., in consideration of the mutual covenants and agreements herein contained;

NOW THEREFORE C.L.C. and ABC hereby agree as follows;


1.   TERM
     ----

A. This Agreement shall be in force for a period of two years commencing August 26, 2002 and ending on August 26, 2004, (hereinafter called the term).

B. C.L.C. and ABC agree that there may be a 2 year option of renewal. There may only be an option if we can agree on a new negotiated payment schedule and any other service requirements. If we cannot come to an agreement, then we no longer have an agreement.














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2.   SERVICES
     --------

A. ABC agrees to, at its expense, to provide sufficient buses owned by or under the control of ABC, together with the necessary drivers for the purpose of daily transporting one hundred and six individuals within the City of Regina.

B. ABC agrees to supply a minimum of five twenty-four passenger buses, properly licensed and fully safety inspected annually in accordance with the Highway Traffic Act and Regulations thereto (Vehicle Classification, and Registration Regulation; Vehicle Inspection Regulations and Vehicle Inspection Procedures Regulations).

C. ABC shall obtain and maintain all the necessary licenses and/or permits required by law concerning the transportation of individuals.

D.   ABC agrees to ensure:

     i) All regular as well as casual/relief bus drivers hold a current clear criminal record check and copies provided to C.L.C.
     ii) To provide C.L.C. with copies of all registrations and inspections of each bus.
     iii)      Picture ID will be worn on drivers at all times.
     iv) To provide C.L.C. with copies of driver's license with picture ID and driving abstract to ensure drivers hold a class 1 or 4 license.

E. ABC shall be responsible for the safe transportation of individuals, from the time they step on the bus in the a.m. until they step off the bus at the Cosmopolitan Learning Centre. Again when they step on the bus at day end, until they arrive home and step off the bus.

F. In the event C.L.C. requires additional transportation and/or services not contemplated by this Agreement ABC will transport individuals within the City of Regina in the Province of Saskatchewan for a flat rate calculated as outlined in Schedule "A" 1.

G. ABC will be responsible to have suitable buses, spare buses and trained drivers available for daily transportation within the term of this Agreement.

H. ABC agrees to transport all individuals within and around a one hour time frame.













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I.   All bus drivers are employees of ABC and CLC shall bear no responsibility for the actions of said driver, nor salary, severance, holiday pay, nor any other employee benefits. ABC is an independent contractor and shall bear all costs of said drivers.


3.   PAYMENTS
     --------

A. The parties hereby specifically agree that the rate stipulated in Schedule "A" is based on the daily transportation needs of 106 individuals. The parties therefore agree that if the number of individuals increase C.L.C. will pay ABC an additional $149.71 plus G.S.T. per individual, per month of service.

B. In the event the average price of regular diesel in the City of Regina increases (or decreases as the case may be) from it's current level of .62.2 per litre, and or gasoline at .75 per litre the parties hereby agree that C.L.C. will pay an additional (or receive an equal deduction) payment to ABC calculated as follows: $ 150.00 (one hundred and fifty dollars) per month for every $.5 (five cent) increase or decrease. This will be based on an average throughout the month.

C. The parties hereby agree that the above stated prices do not include any applicable Provincial or Federal taxes which may apply including but not limited to GST and/or PST. C.L.C. agrees that it will pay any additional Provincial and Federal taxes applied to the stated rates including any GST or PST applicable.


4.   PAYMENT OR TIME OF PAYMENT
     --------------------------

A. Payment by C.L.C. to ABC shall be due within 30 days of delivery date of an invoice based on the rates and amounts set out in Schedule "A" herein.


5.   INDEMNIFICATION
     ---------------

A. ABC agrees to indemnify and hold C.L.C. harmless for any loss, damage, claim, expense, cost or action which may arise with respect to any personal injury or property damage however caused, which may be occasioned while the individuals are in the care and control of ABC or its agents.

B. C.L.C. agrees to indemnify and hold ABC harmless for any loss, damage, claim, expense, cost or action which may arise with respect to any personal injury or property damage however caused, which may be occasioned prior to ABC and/or its agents assuming control of the individuals.

C. ABC will maintain public liability insurance in the minimum amount of 2,000,000.00 and will provide C.L.C. with confirmation and/or copies of the policies, if requested.







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6.   FORCE MAJEURE
     -------------

A. In the event that either party is prevented or delayed in the performance of its duties and/or obligations pursuant to this Agreement due to circumstances beyond its control including fires, floods, strikes, lockouts, embargoes, war, insurrection, riot, landslide, lightening, earthquake, storm, power failure or shortage, orders, requests, instructions, rules or regulations of any government authority, this shall constitute a force majeure. The party claiming a force majeure shall be excused from performance hereunder during the period of such disability if said party has promptly notified the other party when it learned of the existence of the force majeure condition. The party claiming a force majeure shall similarly notify the other party within a period of 24 hours, excluding weekends and holidays, when the force majeure has terminated.

B. Unless the parties agree otherwise, the term of this Agreement shall be automatically extended by a period equal to the duration of the force majeure.

C. In the event Cosmopolitan Learning Centre loses funding for bus services the contract will be terminated, upon 2 weeks.


7.   DISPUTES & TERMINATION
     ----------------------

A. Should a dispute arise concerning the interpretation of any provision of this Agreement the parties agree to submit such dispute to arbitration in accordance with the provisions of The Arbitration Act of Saskatchewan. Each party shall designate its own arbitrator. The two arbitrators designated by the parties shall select a third, neutral arbitrator within ten days after the latter of their appointments. The parties agree that the award given by the Arbitration Board shall be final.

B. If a dispute or problem arises between the parties, written notice shall be given and the offending party will have two weeks to rectify the problem. If after the notice period there has been no resolution the agreement will be terminated on 2 weeks notice. If there is a dispute to determine fault, it will be referred to Arbitration.


8.   NOTICES
     -------

A. All notices or other documents authorized or required to be given pursuant to this Agreement shall be in writing and be delivered by hand, mailed by registered or certified first class air mail, postage prepaid, or sent by facsimile as follows:











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     i)   In the case of C.L.C.                 Cosmopolitan Learning Centre
                                                Box 1517
                                                810 Edgar Street
                                                Regina, Saskatchewan S4P 3C2

                                                Attention: Connie Lang-Schuette
                                                Fax No.: (306) 569-5858

     ii)  In the case of Able Busing Corp.      Able Busing Corp.
                                                5536 Ballantine Crt.
                                                Regina, Saskatchewan  S4X 4K3

                                                Attention: Kurtis Dmuchowski
                                                Fax No.: (306) 949-1556


9.   GOVERNING LAW
     -------------

A. This Agreement shall be interpreted in accordance with and governed by the laws of the Province of Saskatchewan.


10.  WAIVER
     ------

A. No waiver by a party of any right of default under this Agreement shall be effective unless in writing and any such waiver shall not be deemed a waiver of any subsequent right or default whether or a similar nature or otherwise. No delay or omission by a party to exercise any rights acquired through a default by another party shall impair that right nor effect a waiver of that right.


11.  ASSIGNMENT
     ----------

A. Neither party may assign its obligations or benefits hereunder without the express written consent of the other party, such consent not to be unreasonably withheld.












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12.  ENTIRE AGREEMENT
     ----------------

A. The provisions hereof constitute the entire Agreement between C.L.C. and ABC, and no terms or conditions, other than those stated herein, and not agreement or understanding, oral or written, in any way purporting to modify these terms or conditions shall be binding on either party unless hereafter made in writing and signed by the authorized representative of both parties.


13.  TIME IS OF THE ESSENCE
     ----------------------

A.   The parties agree that time is of the essence.

IN WITNESS WHEREOF the parties hereto have caused their corporate seals to be affixed hereto attested by the signatures of their proper officers in that behalf on the day and year written.

        (Corporate Seal)
COSMOPOLITAN LEARNING CENTRE INC.             COSMOPOLITAN LEARNING CENTRE INC.



                                              Per: /s/ Joe Kazeil
                                                  ------------------------------

                                              Per: /s/ Connie Lang-Schuette
                                                  ------------------------------


                                              ABLE BUSING CORP.

                                              Per:
                                                  ------------------------------

                                              Per: /s/ Kurtis Dmuchowski
                                                  ------------------------------



/s/ WITNESS
--------------------------
        WITNESS



















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                                  SCHEDULE "A"
                                  ------------


1.   PAYMENTS
     --------

16,980.90 (includes GST)
Monthly transport for 106 individuals, monthly payment of $15,870.00 - 1110.90
(GST) = 16,980.90
Each additional individual added to the route, over and above 106 will cost the C.L.C. $149.71 + GST per month.
There shall be a 3% increase following the first year of service.


2.   PAYMENT DATES
     -------------

Payments to be made on the last day of each and every consecutive month for the entire term of the Agreement.





























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